Exhibit 99.1

FOR RELEASE

Contacts:

Infinity Pharmaceuticals, Inc.

Jaren Irene Madden, 617-453-1336

Jaren.Madden@infi.com

http://www.infi.com

INFINITY AMENDS PI3K-DELTA, GAMMA AGREEMENT WITH MILLENNIUM

Cambridge, Mass. – December 24, 2012 – Infinity Pharmaceuticals, Inc. (NASDAQ: INFI) today announced that the company amended its development and license agreement with Millennium: The Takeda Oncology Company and Takeda Pharmaceutical Company Limited (TSE:4502) for Infinity’s phosphoinositide-3-kinase (PI3K) program. Under the amended agreement, Infinity continues to retain full worldwide rights to IPI-145, a potent, oral inhibitor of PI3K-delta and PI3K-gamma, as well as worldwide rights to any future product candidates targeting PI3K-delta and/or PI3K-gamma, and Millennium remains entitled to receive success-based milestones and tiered royalties on future worldwide sales of products covered by this agreement. In exchange for Infinity’s one-time payment of $15 million, Millennium waived its right to opt into a 50-50 U.S. profit and loss-sharing arrangement in the U.S. for any of Infinity’s PI3K inhibitors, including IPI-145. In addition, Infinity paid Millennium the $5 million development milestone for the August 2012 initiation of the Phase 2a clinical trial of IPI-145 in patients with asthma.

“We believe that the potency of IPI-145 against both PI3K-delta and PI3K-gamma contribute to its potential to become the best-in-class PI3K inhibitor,” stated Lawrence Bloch, M.D., J.D., executive vice president, chief financial officer and chief business officer of Infinity. “Infinity is focused on rapidly advancing IPI-145 and additional follow-on PI3K product candidates with the goal that patients, our shareholders and other financial stakeholders, including Millennium, will benefit from their development and commercialization.”

“We have had a successful relationship with Infinity since the December 2011 acquisition of Intellikine by Takeda Pharmaceutical Company Limited,” stated Kyle Kuvalanka, vice president, business development and corporate strategy and development of Millennium. “We look forward to Infinity’s continued progress and to participating in the downstream value of its PI3K program through future milestone and royalty payments.”

Terms of the Amendment to Development and License Agreement

Under the terms of the amended agreement, Infinity continues to retain worldwide development and commercialization rights for its PI3K-delta, gamma program. In exchange for Infinity’s one-time payment of $15 million, Millennium waived its right to opt into a 50-50 U.S. profit and loss-sharing arrangement and its right to participate in up to 30 percent of the detailing effort in the U.S. for any of Infinity’s PI3K inhibitors. In addition, Infinity paid Millennium the $5 million milestone for the August 2012 initiation of the Phase 2a trial of IPI-145 in patients with asthma.

For Infinity’s first two distinct PI3K product candidates, Millennium is entitled to receive up to $15 million in remaining success-based development milestones and up to $450 million in success-based approval and commercial milestones, as defined in the original agreement. For all of Infinity’s PI3K-delta and/or PI3K-gamma inhibitors covered under the agreement, Infinity is obligated to pay Millennium tiered royalties on worldwide net sales ranging from seven percent to 11 percent, which are the same royalty levels as those specified under the original agreement.

About Infinity’s PI3K Program

The PI3Ks are a family of enzymes involved in multiple cellular functions, including cell proliferation and survival, cell differentiation, cell migration and immunity.1 The PI3K-delta and PI3K-gamma isoforms are preferentially expressed in leukocytes, where they have distinct and non-overlapping roles in immune cell development and function. Targeting PI3K-delta and PI3K-gamma may provide multiple opportunities to develop differentiated therapies for the treatment of inflammatory diseases as well as hematologic malignancies.

Infinity is developing a portfolio of novel PI3K-delta and/or PI3K-gamma inhibitors in both inflammatory diseases and oncology. IPI-145 is currently progressing in a Phase 1 trial in patients with advanced hematologic malignancies and in a Phase 2a trial in patients with mild, allergic asthma. Infinity is also planning to begin a Phase 2 trial of IPI-145 in patients with rheumatoid arthritis in the first half of 2013. Infinity expects to name its first follow-on PI3K development candidate by the end of this year and is planning to complete nonclinical studies, which are designed to enable Phase 1 development, by the end of 2013.

About Infinity Pharmaceuticals, Inc.

Infinity is an innovative drug discovery and development company seeking to discover, develop and deliver to patients best-in-class medicines for diseases with significant unmet need. Infinity combines proven scientific expertise with a passion for developing novel small molecule drugs that target emerging disease pathways. Infinity’s programs focused on the inhibition of phosphoinositide-3-kinase and heat shock protein 90 are evidence of its innovative approach to drug discovery and development. For more information on Infinity, please refer to the company’s website at www.infi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding the therapeutic and commercial potential of and potential clinical development plans for IPI-145, and announcement Infinity’s first follow-on PI3K development candidate. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. For example, there can be no guarantee that Infinity will report data in the time frames it has estimated, that any product candidate Infinity is developing will successfully complete necessary preclinical and clinical development phases or that development of any of Infinity’s product candidates will continue. Further, there can be no guarantee that any positive developments in Infinity’s product portfolio will result in stock price appreciation. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including the following: Infinity’s results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. FDA and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; Infinity’s ability to obtain and maintain requisite regulatory approvals and to enroll patients in its clinical trials; unplanned cash requirements and expenditures; development of agents by Infinity’s competitors for diseases in which Infinity is currently developing its product candidates; and Infinity’s ability to obtain, maintain and enforce patent and other intellectual property protection for any product candidates it is developing. These and other risks which may impact Infinity, its business and management’s expectations are described in greater detail under the caption “Risk Factors” included in Infinity’s current report on Form 8-K filed with the Securities and Exchange Commission (SEC) on December 12, 2012, and other filings filed by Infinity with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof. While Infinity may elect to update these forward-looking statements at some point in the future, Infinity expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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[1]

Weinberg RA (2007) Cytoplasmic signaling circuitry programs many of the traits of cancer. In Jeffcock E, Zayatz E, and Mickey RK (Eds.) The biology of cancer (pp. 179-183). New York, NY: Garland Science, Taylor & Francis Group.